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                                                                   Exhibit 23(g)

                               CUSTODIAN AGREEMENT
                        (FOREIGN AND DOMESTIC SECURITIES)

This Custodian Agreement is made by and between THE COVENTRY FUNDS TRUST ON BEHALF OF EM CAPITAL INDIA GATEWAY FUND ("Principal") and UNION BANK OF CALIFORNIA, N.A. ("Custodian"). Principal desires that Custodian hold and administer on behalf of Principal certain Securities (as herein defined). Custodian is willing to do so on the terms and conditions set forth in this Agreement. Accordingly, Principal and Custodian agree as follows:

1. DEFINITIONS. Certain terms used in this Agreement are defined as follows:

     1.1 "Account" means, collectively, each account maintained by Custodian pursuant to Paragraph 3 of this Agreement.

     1.2 "Act" means the Investment Company Act of 1940, and the rules and regulations thereunder, all as amended from time to time by the U.S. Securities and Exchange Commission ("SEC").

     1.3 "Board" means the Board of Trustees or the Board of Directors of Principal.

     1.4 "Eligible Foreign Custodian" ("Sub-Custodian", or collectively "Sub-Custodians") means an entity that is incorporated or organized under the laws of a country other than the United States and that is a Qualified Foreign Bank, as defined in Section 270.17f-5(a)(5) of the Rule, or a majority-owned direct or indirect subsidiary of a U.S. Bank or bank-holding company.

     1.5 "Eligible Securities Depository", ("Depository", or collectively "Depositories") means a system for the central handling of securities as defined in Section 270.17f-7(b)(1) of the Act.

     1.6 "Emerging Market" means each market so identified on Appendix A attached hereto.

     1.7 "Foreign Market" means each market so identified on Appendix A attached hereto.

     1.8 "Investment Manager" means an investment advisor or manager identified by Principal in a written notice to Custodian as having the authority to direct Custodian regarding the management, acquisition, or disposition of Securities.

     1.9 "Monitoring System" means the policies and procedures established by Custodian to fulfill its duties to monitor the custody risks associated with maintaining


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securities with a Sub-Custodian or Depository on a continuing basis, pursuant to this Agreement.

     1.10 "Rule" means collectively Section 270.17(f)-5 and Section 270.17(f)-7 of the Act, as amended from time to time.

     1.11 "Securities" means domestic or foreign securities or both within the meaning of Section 2(a)(36) of the Act and regulations issued by the SEC under
Section 270.17(f) of the Act, as amended, which are held by Custodian in the Account, and shall include cash of any currency or other property of Principal and all income and proceeds of sale of such securities or other property of Principal.

2. REPRESENTATIONS

     2.1 Principal represents that with respect to any Account established by Principal to hold Securities, Principal is authorized to enter into this Agreement and to retain Custodian on the terms and conditions and for the purposes described herein.

     2.2 Custodian represents that it (i) is organized under the laws of the United States and has its principal place of business in the United States; (ii) is a bank within the meaning of Section 202(a)(2) of the Investment Advisers Act of 1940 and Section 2(a)(5) of the Act, as amended; and (iii) has equity capital in excess of $1 million.

3. ESTABLISHMENT OF ACCOUNTS. Principal hereby establishes with Custodian, and may in the future establish, one or more Accounts in Principal's name. The Account shall consist of Securities delivered to and receipted for by Custodian or by any Sub-Custodian. Custodian, in its sole discretion, may reasonably refuse to accept any property now or hereafter delivered to it for inclusion in the Account. Principal shall be notified promptly of such refusal and any such property shall be immediately returned to Principal.

4. CUSTODY. Subject to the terms of this Agreement, Custodian shall be responsible for the safekeeping and custody of the Securities. Custodian may (i) retain possession of all or any portion of the Securities, including possession in a foreign branch or other office of Custodian; or (ii) retain, in accordance with Paragraph 5 of this Agreement, one or more Sub-Custodians to hold all or any portion of the Securities. Custodian and any Sub-Custodian may, in accordance with Paragraph 5 of this Agreement, deposit definitive or book-entry Securities with one or more Depositories.

     4.1 If Custodian retains possession of Securities, Custodian shall ensure the Securities are at all times properly identified as being held for the appropriate Account. Custodian shall segregate physically the Securities from other securities or property held by Custodian. Custodian shall not be required to segregate physically the Securities from other securities or property held by Custodian for third parties as Custodian, but Custodian shall maintain adequate records showing the true ownership of the Securities.


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     4.2 If Custodian deposits Securities with a Sub-Custodian, Custodian shall maintain adequate records showing the identity and location of the Sub-Custodian, the Securities held by the Sub-Custodian, and each Account to which such Securities belong.

     4.3 If Custodian or any Sub-Custodian deposits Securities with a Depository, Custodian shall maintain, or shall cause the Sub-Custodian to maintain, adequate records showing the identity and location of the Depository, the Securities held by the Depository, and each Account to which such Securities belong.

     4.4 If Principal directs Custodian to deliver certificates or other physical evidence of ownership of Securities to any broker or other party, other than a Sub-Custodian or Depository employed by Custodian for purposes of maintaining the Account, Custodian's sole responsibility shall be to exercise care and diligence in effecting the delivery as instructed by Principal. Upon completion of the delivery, Custodian shall be discharged completely of any further liability or responsibility with respect to the safekeeping and custody of Securities so delivered.

     4.5 Custodian shall ensure that (i) the Securities will not be subject to any right, charge, security interest, lien, or claim of any kind in favor of Custodian or any Sub-Custodian except for Custodian's expenses relating to the Securities' safe custody or administration or, in the case of cash deposits, liens or rights in favor of the creditors of the Sub-Custodian arising under bankruptcy, insolvency, or similar laws, and (ii) the beneficial ownership of the Securities will be freely transferable without the payment of money or value other than for safe custody or administration.

     4.6 Principal or its designee, shall have reasonable access upon reasonable notice during regular business hours to the books and records, or shall be given confirmation of the contents of the books and records, maintained by Custodian or any Sub-Custodian holding Securities hereunder to verify the accuracy of such books and records. Custodian shall notify Principal promptly of any applicable law or regulation in any country where Securities are held that would restrict such access or confirmation.

     4.7 Upon receipt of proper instructions, Custodian shall establish and maintain a segregated account or accounts for and on behalf of Principal, into which account or accounts may be transferred cash and/or Securities, including Securities maintained with a Depository (i) in accordance with the provisions of any agreement among the Principal, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund; (ii) for purposes of segregating cash or Securities in connection with securities options purchased or written by Principal or in connection


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with financial futures contracts (or options thereon) purchased or sold by
Principal (ii) which constitute collateral for loans of Securities made by Principal; (iv) for purposes of compliance by Principal with requirements under the 1940 Act for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements and when-issued, delayed delivery, short sales and firm commitment transactions; and (v) for other proper corporate purposes, but only upon receipt of, in addition to proper instructions, a certified copy of a resolution of the Board of Trustees of Principal, certified by an Officer of Principal, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

     Each segregated account established under this Article VI shall be established and maintained for Principal only. All proper instructions relating to a segregated account shall specify Principal.

5. SUB-CUSTODIANS AND DEPOSITORIES; SELECTION AND MONITORING. With Principal's advance approval, as provided in Subparagraph 5.5 of this Agreement, Custodian may from time to time select one or more Sub-Custodians and, subject to the provisions of Subparagraph 5.7, one or more Depositories, to hold Securities hereunder.

     5.1 Custodian, acting as Principal's foreign custody manager as described in the Rule, shall establish a relationship with each Sub-Custodian governed by a written contract providing for the reasonable care of Securities based on the standards specified in section Section 270.17(f)-5(c)(1) of the Rule, and including the provisions set forth in sections Section 270.17(f)-5(c)(2)(i)(A) through (F) of the Rule, or provisions which Custodian determines provide the same or greater protection of Principal's Securities.

     5.2 In making its selection of each Sub-Custodian, Custodian shall consider whether the Securities will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, including (i) the Sub-Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices; (ii) the Sub-Custodian's financial strength, general reputation and standing in the country in which it is located, its ability to provide efficiently the custodial services required, and the relative cost of such services; and, (iii) whether the Sub-Custodian has branch offices in the United States, or consents to service of process in the United States, in order to facilitate jurisdiction over and enforcement of judgments against it. Custodian will not select a Sub-Custodian unless it has determined that securities held by the Sub-Custodian will be subject to such reasonable care.

     5.3 In making its selection of each Sub-Custodian and each Depository, Custodian shall exercise reasonable care, prudence, and diligence in evaluating the custody risks associated with maintaining Securities with each Depository under Custodian's custody arrangements with each Sub-Custodian or Depository.


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     5.4 Custodian shall give written notice to Principal of its intention to deposit Securities with a Sub-Custodian or, directly or through a Sub-Custodian, with a Depository. The notice shall identify the proposed Sub-Custodian or Depository and shall include reasonably available information relied on by Custodian in making the selection which shall include a report of the custody risks of maintaining assets with the Depository.

     5.5 Within 30 days of its receipt of a notice from Custodian pursuant to Subparagraph 5.4 of this Agreement regarding Custodian's proposed selection of one or more Sub-Custodians or Depositories, Principal shall give written notice to Custodian of Principal's approval or disapproval of the proposed selection. If Principal has not responded within 30 days of receipt of Custodian's request for approval of a Sub-Custodian or Depository, Principal will be deemed to have approved the proposed selection. Principal hereby approves Custodian's selection and use of those Sub-Custodians and Depositories which are identified in Appendix A of this Agreement.

     5.6 Custodian shall monitor under its Monitoring System the appropriateness of the continued custody or maintaining of Principal's Securities with each Sub-Custodian or Depository and the performance of the Sub-Custodian under its contract with Custodian. Custodian shall promptly notify Principal or Investment Manager of any material changes in the risks of continued custody or maintenance of Securities with a Sub-Custodian or Depository.

          5.6.1 Custodian shall evaluate and determine at least annually the continued eligibility of each Sub-Custodian and Depository approved by Principal to act as such hereunder. In discharging this responsibility, Custodian shall
(i) monitor on a continuing basis the day to day services and reports provided by each Sub-Custodian or Depository; (ii) at least annually, obtain and review the annual financial report published by each Sub-Custodian, and to the extent such reports are publicly available, each Depository, and other reports on each Sub-Custodian or Depository which Custodian may obtain from a reputable independent analyst; and, (iii) periodically as deemed appropriate, physically inspect the operations of each Sub-Custodian or Depository.

          5.6.2 Custodian shall provide to the Board annually and at such other times as the Board may reasonably request based on the circumstances of the Principal's foreign custody arrangements, written reports notifying the Board of the placement of Securities of the Principal with a particular foreign Sub-Custodian within a Foreign Market or an Emerging Market and of any material change in the arrangements (including any material changes in any contracts governing such arrangements or any material changes in the established practices or procedures of Depositories) with respect to Securities of the Principal held by any Sub-Custodian.

          5.6.3 If at any time Custodian determines that (i) any Sub-Custodian or Depository no longer satisfies the applicable requirements described in Subparagraph 1.4 (in the case of a Sub-Custodian) or Subparagraph 1.5 (in the case of a Depository) of this Agreement; or, (ii) any Sub-Custodian or Depository is otherwise no longer


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capable or qualified to perform the functions contemplated herein; or, (iii) any change in a contract with a Sub-Custodian or any change in established
Depository or market practices or procedures shall cause a custody arrangement to no longer meet the requirements of the Rule, Custodian shall promptly give written notice thereof to Principal. The notice shall, in addition, either indicate Custodian's intention to transfer Securities held by the removed Sub-Custodian or Depository to another Sub-Custodian or Depository previously approved by Principal, or include a notice pursuant to Subparagraph 5.4 of this Agreement of Custodian's intention to deposit Securities with a new
Sub-Custodian or Depository, in either instance such transfer of Securities to be effected as soon as reasonably practical.

     5.7 Notwithstanding the foregoing sub-sections of this Paragraph 5, Custodian shall have no responsibility for the selection or monitoring of any Depository or Depository's agent ("Compulsory Depository") (i) the use of which is mandated by law or regulation; (ii) because securities cannot be withdrawn from a depository; or (iii) because maintaining securities outside the securities depository is not consistent with prevailing market practices in the relevant market, provided however, that Custodian shall notify Principal if Principal has directed a trade in a market containing a Compulsory Depository, so Principal and Advisor shall have an opportunity to determine the appropriateness of investing in such market.

     5.8 Principal and Custodian agree that, for purposes of this Paragraph, Custodian's determination of appropriateness shall only include custody risk, and shall not include any evaluation of "country risk" or systemic risk associated with the investment or holding of assets in a particular country or market, including, but not limited to (i) the use of Compulsory Depositories,
(ii) the country's or market's financial infrastructure, (iii) the country's or market's prevailing custody and settlement practices, (iv) risk of nationalization, expropriation or other governmental actions, (v) regulation of the banking or securities industries, (vi) currency controls, restrictions, devaluation or fluctuation, and (vii) country or market conditions which may affect the orderly execution of securities transactions or affect the value of the transactions. Principal and Custodian further agree that the evaluation of any such country and systemic risks shall be solely the responsibility of Principal and the Adviser.

6. REGISTRATION. Subject to any specific instructions from Principal, Custodian shall hold or cause to be held all Securities in the name of (i) Principal, or
(ii) Custodian, or any Sub-Custodian or Depository approved by Principal pursuant to Paragraph 5 of this Agreement, or in the name of a nominee of any of them, as Custodian shall determine to be appropriate under the circumstances.

7. TRANSACTIONS. Principal or any Investment Manager from time to time may instruct Custodian (which in turn shall be responsible for giving appropriate instructions to any Sub-Custodian or Depository) regarding the purchase or sale of Securities in accordance with this Paragraph 7:


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     7.1 Custodian shall effect and account for each Securities and currency sale on the date such transaction actually settles; provided, however, that Principal may in its sole discretion direct Custodian, in such manner as shall be acceptable to Custodian, to account for Securities and currency purchases and sales on contractual settlement date, regardless of whether settlement of such transactions actually occurs on contractual settlement date. Principal may, from time to time, direct Custodian to change the accounting method employed by Custodian in a written notice delivered to Custodian at least thirty (30) days prior to the date a change in accounting method shall become effective.

     7.2 Custodian shall effect purchases by charging the Account with the amount necessary to make the purchase and effecting payment to the seller or broker for the securities or other property purchased. Custodian shall have no liability of any kind to any person, including Principal, except in the case of negligent or intentional tortuous acts, or willful misconduct, if the Custodian effects payment on behalf of Principal, and the seller or broker fails to deliver the securities or other property purchased. Custodian shall exercise such ordinary care and diligence as would be employed by a reasonably prudent custodian and due diligence in examining and verifying the certificates or other indicia of ownership of the property purchased before accepting them.

     7.3 Custodian shall effect sales by delivering certificates or other indicia of ownership of the Property, and, as instructed, shall receive cash for such sales. Custodian shall have no liability of any kind to any person, including Principal, if Custodian exercises due diligence and delivers such certificates or indicia of ownership and the purchaser or broker fails to effect payment.

     7.4 If a purchase or sale is effected through a Depository, Custodian shall exercise such ordinary care and diligence as would be employed by a reasonably prudent custodian and due diligence in verifying proper consummation of the transaction by the Depository.

     7.5 Principal or, where applicable, Investment Manager, is responsible for ensuring that Custodian receives timely instructions and/or funds to enable Custodian to effect settlement of any purchase or sale of Securities or Currency Transactions. If Custodian does not receive such timely instructions or funds, Custodian shall have no liability of any kind to any person, including Principal, for failing to effect settlement. However, Custodian shall use reasonable efforts to effect settlement as soon as possible after receipt of appropriate instructions. Principal shall be liable for interest compensation and/or principal amounts to Custodian and/or its counterparty for failure to deliver instructions or funds in a timely manner to effect settlements of foreign exchange funds movement.

     7.6 At the direction of Principal or the Investment Manager, as the case may be, Custodian shall convert currency in the Account to other currencies through customary channels including, without limitation, Custodian or any of its affiliates, as shall be necessary to effect any transaction directed by Principal or the Investment


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Manager. Principal or the Investment Manager, as the case may be, acknowledges that (i) the foreign currency exchange department is a part of Custodian or one of its affiliates or subsidiaries; (ii) the Account is not obligated to effect foreign currency exchange with Custodian; (iii) Custodian will receive benefits for such foreign currency transactions which are in addition to the compensation which Custodian receives for administering the Account; and (iv) Custodian will make available the relevant data so that Principal or the Investment Manager, as the case may be, can determine that the foreign currency exchange transactions are as favorable to the Account as terms generally available in arm's length transactions between unrelated parties. Foreign currency exchange transactions will be performed in accordance with the Union Bank of California Foreign Exchange Agreement in the form of Appendix "C" hereto and incorporated herein by reference and Principal hereby agrees and acknowledges all of the terms and conditions thereof. If the Principal or Investment Manager elects to give standing instructions to Custodian to execute foreign currency exchange transactions on their behalf, or in the event a foreign currency exchange transaction is initiated in the absence of the specific Foreign Exchange Agreement, such transaction will be performed at the Bank's prevailing rate, in accordance with the usual commercial terms of the custodian.

     7.7 Custodian shall have no responsibility to manage or recommend investments of the Account or to initiate any purchase, sale, or other investment transaction in the absence of instructions from Principal or, where applicable, an Investment Manager.

8. MARKET TRANSACTIONS; SETTLEMENT DATES. Custodian has identified certain Foreign Markets and certain Emerging Markets in Appendix A of this Agreement, which Custodian may amend in writing to Principal from time to time.

     8.1 Principal agrees that all settlements of Securities transactions shall be transacted in accordance with the local laws, customs, market practices and procedures to which Sub-Custodians and Depositories are subject in each Foreign and Emerging Market.

     8.2 Notwithstanding the foregoing Paragraph 7., Principal understands and agrees that settlement of Securities transactions is available only on an actual settlement date basis in certain Emerging Markets, which are identified in Appendix A, and as may be amended by Custodian in writing to Principal from time to time.

          8.2.1 For Emerging Markets with actual settlement dates, cash of any currency deposited or delivered to the Account shall be available for use by Principal or Investment Manager only on the actual business day on which funds of good value are available to Sub-Custodian in the Account.

          8.2.2 For Emerging Markets with actual settlement dates, Securities deposited or delivered to the Account shall be available for use by Principal or Investment Manager only on the actual business day on which such Securities are held


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in the nominee name or are otherwise subject to the control of, and in a form for good delivery by, the Sub-Custodian.

9. CAPITAL CHANGES; INCOME.

     9.1 Custodian may, without further instructions from Principal or any Investment Manager, exchange temporary certificates and may surrender and exchange Securities for other securities in connection with any reorganization, recapitalization, or similar transaction in which the owner of the Securities is not given an option. Custodian has no responsibility to effect any such exchange unless it has received actual notice of the event permitting or requiring such exchange at its office designated in Paragraph 15 of this Agreement or at the office of its designated agents.

     9.2 Custodian, or its designated agents, are authorized, as Principal's agent, to surrender against payment maturing obligations and obligations called for redemption, and to collect and receive payments of interest and principal, dividends, warrants, and other things of value in connection with Securities. Except as otherwise provided in Subparagraph 16.4 of this Agreement, Custodian or its designated agents shall not be obligated to enforce collection of any item by legal process or other means.

     9.3 Custodian or its designated agents are authorized to sign for Principal all declarations, affidavits, certificates, or other documents that may be required to collect or receive payments or distributions with respect to Securities. Custodian or its designated agents are authorized to disclose, without further consent of Principal, Principal's identity to issuers of Securities, or the agents of such issuers, who may request such disclosure.

10. NOTICES REGARDING ACCOUNT SECURITIES. Custodian shall notify Principal or, where applicable, the Investment Manager, of any reorganization, recapitalization, or similar transaction not covered by Paragraph 9, and any subscription rights, proxies, and other shareholder information pertaining to the Securities actual notice of which is received by Custodian at its office designated in Paragraph 15 of this Agreement or at the offices of its designated agents, and forward any related material to Principal. Custodian's sole responsibility in this regard shall be to give such notices to Principal or the Investment Manager, as the case may be, within a reasonable time after Custodian receives them, and Custodian shall not otherwise be responsible for the timeliness of such notices. Custodian has no responsibility to respond or otherwise act with respect to any such notice unless and until Custodian has received appropriate instructions from Principal or the Investment Manager.

11. TAXES. Custodian shall pay or cause to be paid from the Account all taxes and levies in the nature of taxes imposed on the Account or the Securities thereof by any country. Custodian will use its best efforts to give the Investment Manager advance written notice of the imposition of such taxes. However, Custodian shall use reasonable efforts to obtain refunds of taxes withheld on Securities or the income thereof that are available under applicable tax laws, treaties, and regulations.


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12. CASH. Principal may from time to time, direct Custodian to hold Account cash in The HighMark(SM) Group of mutual funds or in any investment company for which Custodian or its affiliates or subsidiaries, acts as investment advisor or custodian, or provides other services. Principal shall designate the particular HighMark fund or such other above-mentioned fund that Principal deems appropriate for the Account. Principal or an Investment Manager, where applicable, acknowledges that Custodian will receive fees for such services which will be in addition to those fees charged by Custodian as agent for the Account.

13. REPORTS AND RECORDS.

     13.1 Custodian shall give written reports to Principal showing (i) each transaction involving Securities effected by or reported to Custodian; (ii) the identity and location of Securities held by Custodian as of the date of the report; (iii) any transfer of location of Securities not otherwise reported; and
(iv) such other information as shall be agreed upon by Principal and Custodian. Unless otherwise agreed upon by Principal and Custodian, Custodian shall provide the reports described in this Paragraph 13 on a monthly basis.

     13.2 Custodian shall maintain complete and accurate records with respect to Securities, cash or other property held for Principal, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Securities and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting (A) Securities in transfer, (B) Securities in physical possession, (C) monies and Securities borrowed and monies and Securities loaned (together with a record of the collateral therefore and substitutions of such collateral), (D) dividends and interest received, and (E) dividends receivable and interest receivable; and (iii) canceled checks and bank records related thereto. Custodian shall keep such other books and records of Principal as the officers of Principal shall reasonably request, or as may be required by the Act, including, but not limited to, Section 31 of the Act and Rule 31a-2 promulgated thereunder.

     13.3 All such books and records maintained by Custodian shall (i) be maintained in a form acceptable to Principal and in compliance with the rules and regulations applicable to Custodian, (ii) and at all times during the regular business hours of Custodian be made available upon request for inspection by duly authorized officers, employees or agents of Principal, and
(iii) be preserved for the periods prescribed in rules and regulations applicable to Custodian.

14. INSTRUCTIONS FROM PRINCIPAL.

     14.1 Principal shall certify or cause to be certified to Custodian in writing the names and specimen signatures of all persons authorized to give instructions, notices, or other communications on behalf of Principal or any Investment Manager. Such certification shall remain effective until Custodian receives notice to the contrary.


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     14.2 Principal or authorized Investment Manager, as the case may be, may give instruction, notice, or other communication called for by this Agreement to Custodian in writing, or by telecopy, telex, telegram, or other form of electronic communication acceptable to Custodian. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded. Principal or Investment Manager may give and Custodian may accept oral instructions on an exception basis; provided, however, that Principal or Investment Manager shall promptly confirm any oral communications in writing or by telecopy or other means permitted hereunder. Principal will hold Custodian harmless for the failure of Principal or Investment Manager to send confirmation in writing, the failure of such confirmation to conform to the telephone instructions received or Custodian's failure to produce such confirmation at any subsequent time. Custodian may electronically record any instruction given by telephone, and any other telephone discussions with respect to the Custody Account.

     14.3 All such communications shall be deemed effective upon receipt by Custodian at its address specified in Paragraph 15 of this Agreement, as amended from time to time. Custodian without liability may rely upon and act in accordance with any instruction that Custodian using ordinary care believes has been given by Principal or an Investment Manager.

     14.4 Custodian may at any time request instructions from Principal and may await such instructions without incurring liability. Custodian has no obligation to act in the absence of such requested instructions, but may, however, without liability take such action as it deems appropriate to carry out the purposes of this Agreement.

15. ADDRESSES. Until further notice from either party, all communications called for under this Agreement shall be addressed as follows:

     If to Principal:

          Name: _____________________________________
          Street Address: ___________________________
          City, State, Zip: _________________________
          Attn: _____________________________________

          Telephone: ________________________________
          Facsimile: ________________________________


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     If to Investment Manager:

          Name: _____________________________________
          Street Address: ___________________________
          City, State, Zip: _________________________
          Attn: _____________________________________

          Telephone: ________________________________
          Facsimile: ________________________________

     If to Custodian:

          UNION BANK OF CALIFORNIA, NATIONAL ASSOCIATION
          Union Bank of California Global Custody
          Attn: Ms. Moon Shil Lee, Vice President
          350 California Street, 6th Floor
          San Francisco, California 94104

          Telephone: (415) 705-7211
          Facsimile: (415) 705-7340

16. CUSTODIAN'S RESPONSIBILITIES AND LIABILITIES:

     16.1 Custodian's duties and responsibilities shall be limited to those expressly set forth in this Agreement, or as otherwise agreed by Custodian in writing. In carrying out its responsibilities, Custodian shall exercise no less than the same degree of care and diligence it usually exercises with respect to similar property of its own.

     16.2 Custodian (i) shall not be required to maintain any special insurance for the benefit of Principal, and (ii) shall not be liable or responsible for any loss, damage, expense, failure to perform or delay caused by accidents, strikes, fire, flood, war, riot, electrical or mechanical or communication line or facility failures, acts of third parties (including without limitation any messenger, telephone or delivery service), acts of God, war, government action, civil commotion, fire, earthquake, or other casualty or disaster or any other cause or causes which are beyond Custodian's reasonable control. However, Custodian shall use reasonable efforts to replace Securities lost or damaged due to such causes with securities of the same class and issue with all rights and privileges pertaining thereto. Custodian shall be liable to Principal for any loss which shall occur as the result of the failure of a Sub-Custodian to exercise reasonable care with respect to the safekeeping of assets to the same extent that Custodian would be liable to Principal if Custodian were holding such securities and cash in its own premises. In all cases, Custodian's liability for any act or failure to act under this Agreement shall be limited to the resulting direct loss, if any, of Principal. Under no circumstances shall Custodian be liable for any consequential or indirect damage that is


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

not reasonably foreseeable, or any punitive or special damage, which Principal may incur or suffer in connection with this Agreement.

     16.3 The parties intend that Custodian shall not be considered a fiduciary of the Account. Accordingly, Custodian shall have no power to make decisions regarding any policy, interpretation, practice, or procedure with respect to the Account, but shall perform the ministerial and administrative functions described in this Agreement as provided herein and within the framework of policies, interpretations, rules, practices, and procedures made by Principal or an Investment Manager, where applicable, as the same shall be reflected in instructions to Custodian from Principal or any Investment Manager.

     16.4 Custodian shall not be required to appear in or defend any legal proceedings with respect to the Account or the Securities unless Custodian has been indemnified to its reasonable satisfaction against loss and expense (including reasonable attorneys' fees).

     16.5 With respect to legal proceedings referred to in Subparagraph 16.4 of this agreement, Custodian may consult with counsel acceptable to it after written notification to Principal concerning its duties and responsibilities under this Agreement, and shall not be liable for any action taken or not taken in good faith on the advice of such counsel.

     16.6 Custodian agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of Principal, all records and other information relative to Principal and prior, present, or potential shareholders of Principal (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by Principal, which approval shall not be unreasonably withheld and may not be withheld where Custodian may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities, or (iii) when so requested by Principal. Records and other information which have become known to the public through no wrongful act of Custodian or any of its employees, agents or representatives, and information that was already in the possession of Custodian prior to receipt thereof from Principal or its agent, shall not be subject to this paragraph.

     Further, Custodian will adhere to the privacy policies adopted by Principal pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time. In this regard, Custodian shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to Principal and its shareholders.


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17. INDEMNITIES.

     17.1 Principal hereby agrees to indemnify Custodian against all liability, claims, demands, damages, losses, and costs, including reasonable attorneys' fees and expenses of legal proceedings, resulting from Custodian's compliance with instructions from Principal or any Investment Manager and the terms of this Agreement, except where Custodian has acted with negligence or willful misconduct.

     17.2 Custodian hereby agrees to indemnify Principal against all liability, claims, demands, damages, losses, and costs, including reasonable attorneys' fees and expenses of legal proceedings, resulting from Custodian's negligence or willful misconduct.

     17.3 Each party's right to indemnity under paragraph 17 of this Agreement shall survive the termination of this Agreement.

18. COMPENSATION; EXPENSES. Principal shall reimburse Custodian for all reasonable out-of-pocket expenses and processing costs incurred by Custodian in the administration of the Account including, without limitation, reasonable counsel fees incurred by Custodian pursuant to Subparagraph 16.5 of this Agreement. Principal also shall pay Custodian reasonable compensation for its services hereunder as specified in Appendix B. Custodian shall be entitled to withdraw such expenses or compensation from the Account if Principal fails to pay the same to Custodian within 45 days after Custodian has sent an appropriate billing to Principal; provided, however, that Custodian will give Principal ten
(10) days prior written notice before withdrawing such funds.

19. AMENDMENT; TERMINATION. This Agreement may be amended at any time by a written instrument signed by the parties. Either party may terminate this Agreement and the Account upon 90 days' written notice to the other unless the parties agree on a different time period. Upon such termination, Custodian shall deliver or cause to be delivered the Securities, less any amounts due and owing to Custodian under this Agreement, to a successor custodian designated by Principal or, if a successor custodian has not accepted an appointment by the effective date of termination of the Account, to Principal. Upon completion of such delivery Custodian shall be discharged of any further liability or responsibility with respect to the Securities so delivered.

20. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors in interest. Without consent of the parties, this agreement cannot be assigned to any third party.

21. GOVERNING LAW. The validity, construction, and administration of this Agreement shall be governed by the applicable laws of the United States from time to time in force and effect and, to the extent not preempted by such laws of the United States, by the laws of the State of California from time to time in force and effect. Any action or proceeding to enforce, interpret or adjudicate the rights and responsibilities of the


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parties hereunder shall be commenced in the State or Federal courts located in the State of California.

22. EFFECTIVE DATE. This Agreement shall be effective as of the date appearing below, and shall supersede any prior or existing agreements between the parties pertaining to the subject matter hereof.

Date:
      -------------------------------


By: "Principal"


    ---------------------------------
    Authorized Signature

    ---------------------------------
    Name & Title


    ---------------------------------
    Authorized Signature

    ---------------------------------
    Name & Title


By: Union Bank of California,
    National Association, "Bank"


    ---------------------------------
    Authorized Signature

    ---------------------------------
    Name & Title


    ---------------------------------
    Authorized Signature

    ---------------------------------
    Name & Title


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